UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 19, 2023
COTERRA ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 589-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, Thomas E. Jorden, the Chairman, Chief Executive Officer and President of Coterra Energy Inc. (the “Company”), entered into an amended and restated employment letter agreement with the Company (the “Amended and Restated Jorden Agreement”), which amends that certain employment letter agreement, dated as of May 23, 2021, by and between Mr. Jorden and the Company (the “Prior Jorden Agreement”). The Amended and Restated Jorden Agreement extends the end of Mr. Jorden’s Employment Period (as defined in the Prior Jorden Agreement) to October 1, 2026 and, effective January 1, 2024, increases Mr. Jorden’s base salary to $1,200,000 and target annual bonus to 140% of his base salary.

The terms of the Prior Jorden Agreement are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2021, which description is incorporated herein by reference.

The foregoing description of the Amended and Restated Jorden Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Jorden Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended and Restated Employment Letter Agreement, dated as of September 19, 2023, between Coterra Energy Inc. and Thomas E. Jorden.

104 Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

By:	/s/ MARCUS G. BOLINDER
Marcus G. Bolinder
Corporate Secretary
Date: September 19, 2023